UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 16, 2023

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2023, Scott Wille resigned from the Board of Directors (the "Board") of Albertsons Companies, Inc. (the "Company") including the Governance, Compliance and ESG Committee and the Finance Committee of the Board. His resignation was not the result of any disagreement between Mr. Wille and the Company, its management, the Board, or any committee thereof, or with respect to any matter relating to the Company's operations, policies, or practices. Mr. Wille served on the Board from 2020 and was designated to the Board by Cerberus (as defined below).

Effective November 21, 2023, Lisa Gray was appointed as a member of the Board for the term expiring at the Company's 2024 annual meeting of stockholders or until her successor is duly elected and qualified. Ms. Gray has not been appointed to any committee of the Board. Ms. Gray was designated to the Board by certain affiliates of Cerberus Capital Management, L.P. ("Cerberus") pursuant to the director designation right set forth in Section 2.01 of that certain Stockholders' Agreement, dated as of June 25, 2020, by and among the Company and certain affiliates of Cerberus. Affiliates of Cerberus maintain an ownership position in the Company, holding 151,818,680 shares of Class A common stock of the Company.

Ms. Gray is currently the Vice Chair and Senior Legal Officer of Cerberus Operations and Advisory Company, LLC, and a member of Cerberus's Office of General Counsel. Ms. Gray has over 35 years of experience in structuring and negotiating complex mergers and acquisitions, regulatory and legislative advocacy, corporate governance, and debt restructurings. She serves on the boards of Cerberus Operations and Advisory Company, LLC, and various portfolio company boards. Prior to the Company's initial public offering, Ms. Gray served on the board of directors of Albertsons LLC and various of its subsidiary companies. Ms. Gray served on the board of directors of NexTier Oilfield, formerly known as Keane Group Inc., a leading provider of integrated completions focused on the most demanding land basins in the United States, from 2011 to 2019.

Except for the information disclosed under "Certain Relationships and Related Party Transactions – Transactions with Cerberus" in the Company's proxy statement for the 2023 annual meeting of stockholders, filed with the Securities and Exchange Commission on June 21, 2023 (the "Proxy Statement"), which is incorporated by reference herein, Ms. Gray is not party to any transaction with the Company that would require disclosure under Item 404(a) of the SEC’s Regulation S-K. Ms. Gray will receive the same compensation as the other non-management directors as disclosed in the Proxy Statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

November 22, 2023	By:	/s/ Bipasha Mukherjee
	Name:	Bipasha Mukherjee
	Title:	VP - Corporate & Securities, Corporate Secretary